Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Interim President and Chief Executive Officer and Vice President of Finance and Chief Financial Officer of Bioanalytical Systems Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

(a)	the Form 10-Q/A Quarterly Report of the Company for the three and nine months ended June 30, 2012 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Jacqueline M. Lemke
Jacqueline M. Lemke
Interim President and Chief Executive Officer and Vice
President of Finance and Chief Financial Officer Date: September 11, 2012